EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-63678 on Form S-8, Registration Statement No. 333-63676 on Form S-8, Registration Statement No. 333-35860 on Form S-8, Registration Statement No. 333-37636 on Form S-8, Registration Statement No. 333-50489 on Form S-8, Registration Statement No. 333-50487 on Form S-8, Registration Statement No. 333-50495 on Form S-8, Registration Statement No. 333-109002 on Form S-3, Registration Statement No. 333-06735 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-59389 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-59475 on Form S-8 and Registration Statement No. 333-16555 on Form S-8 of our report dated January 19, 2004 (which report includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”) incorporated by reference in this Annual Report on Form 10-K of Crane Co. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Stamford, Connecticut
March 5, 2004